Rule 424(b)(3)
                                                                   No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997. This Supplement replaces the Supplement dated October 24, 1997 and November 21, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of December 3, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after December 3, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of December 3, 1997, the Company had received subscription proceeds of $187,503,099 (18,750,310 Shares), including $1,183,289 (118,329 Shares) issued pursuant to the Reinvestment Plan, from 8,516 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $169,091,000. As of December 3, 1997, the Company had invested or committed for investment approximately $261,112,000 of aggregate net proceeds from the Initial Offering and this offering in 238 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $42,024,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.
As of December 3, 1997, $8,437,639 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

      Between October 4, 1997 and December 3, 1997, the Company acquired 18 Properties, including 17 Properties consisting of land and building and one Property consisting of building only. These Properties are 13 Ground Round Properties (one in each of Allentown and Reading, Pennsylvania; Colerain and Parma, Ohio; Dubuque and Waterloo, Iowa; Janesville and Wauwatosa, Wisconsin; Gloucester and Ewing, New Jersey; Crystal, Minnesota; Kalamazoo, Michigan; and Nanuet, New York), two Jack in the Box Properties (one in each of Florissant, Missouri; and Folsom, California), one On The Border Property (in San Antonio, Texas), one Wendy's Property (in Westlake Village, California) and one Golden Corral Property (in Muskogee, Oklahoma). For information regarding the Properties acquired by the Company prior to October 4, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997.

December 9, 1997                                 Prospectus Dated April 18, 1997

      The Jack in the Box Properties in Florissant, Missouri, and Folsom, California, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $2,340,000, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that the amounts were less than each Property's appraised value.

      In connection with the purchase of the 13 Ground Round Properties, the two Jack in the Box Properties, the one Wendy's Property and the one Golden Corral Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      In connection with the On The Border Property in San Antonio, Texas, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the owner of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

      The following table sets forth the location of the 18 Properties, including 17 Properties consisting of land and building and one Property consisting of building only, acquired by the Company, from October 4, 1997 through December 3, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                  From October 4, 1997 through December 3, 1997

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

JACK IN THE BOX (5)                 $1,076,237    10/17/97   09/2015;        $110,243 (6);      for each lease    at any time
(the "Florissant Property")           (3)(6)                 four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                                 year renewal    after the fifth    annual gross      seventh
                                                             options         lease year and     sales minus       lease year
The Florissant Property is                                                   after every        (ii) the
located on the southern                                                      five years         minimum annual
quadrant of Charbonier Road                                                  thereafter         rent for such
and Howdershell Road, in                                                     during the         lease year (7)
Florissant, St. Louis County,                                                lease term
Missouri, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (5)                 $1,263,688    10/17/97   09/2015;        $129,482 (6);      for each lease    None
(the "Folsom Property")               (3)(6)                 four five-      increases by 8%    year, (i) 5% of
Restaurant to be constructed                                 year renewal    after the fifth    annual gross
                                                             options         lease year and     sales minus
The Folsom Property is located                                               after every        (ii) the
on the eastern quadrant of                                                   five years         minimum annual
Blue Ravine Road and East                                                    thereafter         rent for such
Bidwell Street, in Folsom,                                                   during the         lease year (7)
Sacramento County, California,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Folsom Property include an
IHOP, an Arby's, a Burger
King, a Boston Market, a
Manhattan Bagel, a Subway
Sandwich Shop, a Taco Bell, a
McDonald's, a KFC, a Pizza Hut
and several local restaurants.

                                      -3-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

ON THE BORDER (8)                   $292,767      10/17/97   10/2012;        13.64% of Total    for each lease    at any time
(the "San Antonio Property")        (excluding               three five-     Cost (4); (9)      year, (i) 4% of   after the
Restaurant to be constructed        development              year renewal                       annual gross      tenth lease
                                    costs)(3)                options                            sales minus       year
The San Antonio Property is                                                                     (ii) the
located on the east side of                                                                     minimum annual
U.S. Highway 281, within the                                                                    rent for such
Alamo Quarry Market Shopping                                                                    lease year (7)
Center, in San Antonio, Bexar
County, Texas, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the San Antonio
Property include a Ruth's
Chris Steakhouse and several
local restaurants.

GROUND ROUND (10)                   $1,220,761    10/20/97   10/2017;        $125,128           (11)              at any time
(the "Allentown Property")                                   five  five-                                          after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Allentown Property is
located on the north side of
Grape Street, in Allentown,
Lehigh County, Pennsylvania,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Allentown Property include a
Pizza Hut, a Lonestar Steak
House, a Red Lobster, a
Chili's, a KFC, an Olive
Garden, a Ponderosa
Steakhouse, a Friendly's, a
Wendy's, a Perkins, a Burger
King, a Boston Market and
several local restaurants.

                                      -4-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

GROUND ROUND (10)                   $772,727      10/20/97   10/2017;        $79,205            (11)              at any time
(the "Colerain Property")                                    five five-                                           after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Colerain Property is
located on the north side of
Springdale Road, in Colerain,
Hamilton County, Ohio, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Colerain Property include a
Red Lobster, an Outback Steak
House, an Applebee's, an Olive
Garden, a White Castle, an
Arby's, a McDonald's, a T.G.I.
Friday's and several local
restaurants.

GROUND ROUND (10)                   $759,091      10/20/97   10/2017;        $77,807            (11)              at any time
(the "Crystal Property")                                     five  five-                                          after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Crystal Property is
located on the northeast
corner of Bass Lake Road and
Jersey Street, in Crystal,
Hennepin County, Minnesota, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Crystal Property include a
Dairy Queen, a Taco Bell, a
Subway Sandwich Shop, a KFC
and an Applebee's.

                                      -5-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

GROUND ROUND (10)                   $1,422,727    10/20/97   10/2017;        $145,830           (11)              at any time
(the "Dubuque Property")                                     five five-                                           after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Dubuque Property is
located on the
west side of John F. Kennedy
Road and Cedar Cross Road, in
Dubuque, Dubuque County, Iowa,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dubuque Property include a
Hardee's, an Olive Garden, a
Wendy's and several local
restaurants.

GROUND ROUND (10)                   $900,000     10/20/97    10/2017;        $92,250            (11)              at any time
(the "Gloucester Property")                                  five five-                                           after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Gloucester Property is
located on the
southeast corner of Blackwood-
Clementon Road and Dartmouth
Drive, in Gloucester, Camden
County, New Jersey, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Gloucester
Property include a Friendly's,
a Boston Market, a Chili's, an
Olive Garden, a Red Lobster, a
Denny's, a Burger King, a
McDonald's, a Taco Bell, a
Checkers and several local
restaurants.

                                      -6-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

GROUND ROUND (10)                   $945,455      10/20/97   10/2017;        $96,909            (11)              at any time
(the "Janesville Property")                                  five  five-                                          after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Janesville Property is
located on the northwest
corner of Milton Avenue and
Lodge Street, in Janesville,
Rock County, Wisconsin, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Janesville Property include an
Applebee's, a Pizzeria Uno, a
Perkins, a Fazoli's and
several local restaurants.

GROUND ROUND (10)                   $945,455      10/20/97   10/2017;        $96,909            (11)              at any time
(the "Kalamazoo Property")                                   five  five-                                          after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Kalamazoo Property is
located on Stadium Drive, east
of the intersection of Seneca
Road, in Kalamazoo, Kalamazoo
County, Michigan, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kalamazoo
Property include an Olive
Garden, an Applebee's, a
Chili's, a McDonald's, a
Burger King and several local
restaurants.

                                      -7-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

GROUND ROUND (10)                   $1,118,182    10/20/97   10/2017;        $114,614           (11)              at any time
(the "Parma Property")                                       five five-                                           after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Parma Property is located
on the south side of Day
Drive, in Parma, Cuyahoga
County, Ohio, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Parma
Property include an Outback
Steak House, a Red Lobster, an
Olive Garden, an Arby's, a
Denny's and a local
restaurant.

GROUND ROUND (10)                   $1,439,551    10/20/97   10/2017;        $147,554           (11)              at any time
(the "Reading Property")                                     five five-                                           after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Reading Property is
located on the west side of
Fifth Street Highway at the
entrance to the Fairgrounds
Mall, in Reading, Berks
County, Pennsylvania, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Reading Property include an
Arby's, a Pizza Hut, a
McDonald's, a Burger King, a
Bojangles, a Taco Bell, a
Ponderosa Steakhouse, a Boston
Market, a Subway Sandwich Shop
and several local restaurants.

                                      -8-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

GROUND ROUND (10)                   $1,036,364    10/20/97   10/2017;        $106,227           (11)              at any time
(the "Waterloo Property")                                    five  five-                                          after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Waterloo Property is
located on the southwest
corner of East San Marnan
Drive and Penneys Street, in
Waterloo, Black Hawk County,
Iowa, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Waterloo
Property include an Olive
Garden, a Lonestar Steak
House, an Applebee's, a Pizza
Hut, a Boston Market, a Long
John Silver's and several
local restaurants.

GROUND ROUND (10)                   $1,354,545    10/20/97   10/2017;        $138,841           (11)              at any time
(the "Wauwatosa Property")                                   five  five-                                          after the
Existing restaurant                                          year renewal                                         seventh
                                                             options                                              lease year
The Wauwatosa Property is
located on the northwest
corner of Mayfair Road and
Blue Mound Road, in Wauwatosa,
Milwaukee County, Wisconsin,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Wauwatosa Property include a
Chili's, an Applebee's, a Taco
Bell, a Pizza Hut and several
local restaurants.

                                      -9-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------

GROUND ROUND (10)                   $1,000,000    11/18/97   11/2017;        $102,500           (11)              at any
(the "Ewing Property")                                       five                                                 time after
Existing restaurant                                          five-year                                            the
                                                             renewal                                              seventh
The Ewing Property is                                        options                                              lease year
located on the northwest
quadrant of the
intersection of North
Olden Avenue and
Pennington Road, in
Ewing, Mercer County, New
Jersey, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Ewing
Property include a
McDonald's, an IHOP, an
Applebee's, a TGI
Friday's, a Taco Bell, a
Wendy's, a Burger King,
and a Boston Market.

WENDY'S                             $811,350      11/18/97  11/2017;         10.25% of          for each          at any
(the "Westlake Village              (excluding              two five-        Total Cost         lease year,       time after
Property")                          development             year             (4)                (i) 7% of         the
Restaurant to be                    costs)(3)               renewal                             annual gross      seventh
constructed                                                 options                             sales minus       lease year
                                                                                                (ii) the
The Westlake Village                                                                            minimum
Property is located on                                                                          annual rent
the southeast quadrant of                                                                       for such
Thousand Oaks Boulevard                                                                         lease year
and Lindero Canyon Road,
in Westlake Village, Los
Angeles County,
California, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Westlake
Village Property include
a McDonald's, a KFC, and
a local restaurant.


                                      -10-

                                                                Lease
                                                              Expiration
                                     Purchase      Date      and Renewal        Minimum                             Option
Property Location and Competition    Price(1)    Acquired      Options       Annual Rent (2)    Percentage Rent    To Purchase
---------------------------------    --------    --------     ----------     ---------------    ---------------   -------------



GROUND ROUND (10)                   $927,273      12/02/97   12/2017;        $95,045            (11)              at any
(the "Nanuet Property")                                      five                                                 time after
Existing restaurant                                          five-year                                            the
                                                             renewal                                              seventh
The Nanuet Property is                                       options                                              lease year
on the northwest
corner of Route 59 West
and Dykes Road, in
Nanuet, Rockland County,
New York, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Nanuet
Property include a Ruby
Tuesday's, a Red Lobster,
a Pizza Hut, and a local
restaurant.

GOLDEN CORRAL                       $384,530      12/03/97   06/2013;     10.75% of      for each                 during the
(the "Muskogee Property")           (excluding               four         Total Cost     lease year,              first
Restaurant to be                    development              five-year    (4)            5% of the                through
constructed                         costs)(3)                renewal                     amount by                seventh
                                                             options                     which annual             lease
The Muskogee Property is                                                                 gross sales              years and
located on the south side                                                                exceed                   the tenth
of West Shawnee Avenue,                                                                  $2,212,853               through
in Muskogee, Muskogee                                                                    (7)                      fifteenth
County, Oklahoma, in an                                                                                           lease
area of mixed retail,                                                                                             years only
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Muskogee Property
include an Applebee's, a
Red Lobster, a Burger
King, a Long John
Silver's, a Western
Sizzlin, and several
local restaurants.

----------------------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

     Property               Federal Tax Basis
     ------------           -----------------

     Florissant Property          $   720,000
     Folsom Property                  700,000
     San Antonio Property           1,265,000
     Allentown Property               882,000
     Colerain Property                532,000
     Crystal Property                 188,000
     Dubuque Property                 807,000
     Gloucester Property              527,000
     Janesville Property              546,000
     Kalamazoo Property               710,000
     Parma Property                   791,000
     Reading Property                 790,000
     Waterloo Property                657,000
     Wauwatosa Property               802,000
     Ewing Property                   683,000
     Westlake Village Property        759,000
     Nanuet Property                  603,000
     Muskogee Property                853,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the San Antonio Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs.
     For the Westlake Village Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Muskogee Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or
     (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the San Antonio and Westlake Village Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.25% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Muskogee Property, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

                                  Estimated          Estimated Final
     Property                    Maximum Cost        Completion Date
     -----------                 ------------        ---------------
     Florissant Property         $1,075,539          March 16, 1998
     Folsom Property              1,263,239          March 4, 1998
     San Antonio Property         1,260,879          April 15, 1998
     Westlake Village Property    1,488,479          March 18, 1998
     Muskogee Property            1,301,592          June 1, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Florissant and Folsom Properties is the same unaffiliated lessee.

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(8) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(9) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or
     (ii) 150% of the percentage change in the Consumer Price Index.

(10) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.

(11) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed base sales as follows: 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales. Base sales are as follows:

     Property                   Base Sales
     --------                   ----------
     Allentown Property         $2,085,487
     Colerain Property           1,320,076
     Crystal Property            1,296,780
     Dubuque property            2,430,493
     Gloucester Property         1,537,500
     Janesville Property         1,615,152
     Kalamazoo Property          1,615,152
     Parma Property              1,910,355
     Reading Property            2,459,233
     Waterloo Property           1,770,455
     Wauwatosa Property          2,314,015
     Ewing Property              1,708,333
     Nanuet Property             1,583,777

PENDING INVESTMENTS

     As of December 3, 1997, the Company had initial commitments to acquire ten properties, including nine properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all ten of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases."

     In connection with the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

     Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                         Lease Term and
Property                 Renewal Options       Minimum Annual Rent        Percentage Rent         Option to Purchase
--------                 ---------------       -------------------        ---------------         ------------------

Boston Market            15 years; five        10.38% of the Company's    for each lease year      at any time after the
Colorado Springs, CO     five-year renewal     total cost to purchase     after the fifth lease    fifth lease year
Existing restaurant      options               the property; increases    year, (i) 4% of annual
                                               by 10% after the fifth     gross sales minus (ii)
                                               lease year and after       the minimum annual
                                               every five years           rent for such lease
                                               thereafter during the      year
                                               lease term

Chevy's Fresh Mex        15 years; two         10.03% of the Company's    for each lease year,     at any time during
Arapahoe, CO             five-year renewal     total cost to purchase     5% of the amount by      the lease term
Existing restaurant      options               the property; increases    which annual gross
                                               by 10% after the sixth     sales exceed a to be
                                               lease year and after       determined breakpoint
                                               every five years
                                               thereafter during the
                                               lease term

Chevy's Fresh Mex        15 years; two         10.03% of the Company's    for each lease year,     at any time during
Beaverton, OR            five-year renewal     total cost to purchase     5% of the amount by      the lease term
Existing restaurant      options               the property; increases    which annual gross
                                               by 10% after the sixth     sales exceed a to be
                                               lease year and after       determined breakpoint
                                               every five years
                                               thereafter during the
                                               lease term

Chevy's Fresh Mex        15 years; two         10.03% of the Company's    for each lease year,     at any time during
Greenbelt, MD            five-year renewal     total cost to purchase     5% of the amount by      the lease term
Existing restaurant      options               the property; increases    which annual gross
                                               by 10% after the sixth     sales exceed a to be
                                               lease year and after       determined breakpoint
                                               every five years
                                               thereafter during the
                                               lease term

Chevy's Fresh Mex        15 years; two         10.03% of the Company's    for each lease year,     at any time during
Lake Oswego, OR          five-year renewal     total cost to purchase     5% of the amount by      the lease term
Existing restaurant      options               the property; increases    which annual gross
                                               by 10% after the sixth     sales exceed a to be
                                               lease year and after       determined breakpoint
                                               every five years
                                               thereafter during the
                                               lease term

Golden Corral            15 years; four        10.75% of Total Cost (1)   for each lease year,     during the
Council Bluffs, IA       five-year renewal                                5% of the amount by      first through
Restaurant to be         options                                          which annual gross       seventh lease
constructed                                                               sales exceed a to be     years and the
                                                                          determined breakpoint    tenth through
                                                                                                   fifteenth lease
                                                                                                   years only

                                      -16-

                         Lease Term and
Property                 Renewal Options       Minimum Annual Rent        Percentage Rent         Option to Purchase
--------                 ---------------       -------------------        ---------------         ------------------

Ground  Round            20 years; five        10.25% of the Company's              (5)            at any time after
Maple Shade, NJ          five-year renewal     total cost to purchase                              the seventh lease
Existing                 options               the property                                        year
restaurant

IHOP (3)                   (4)                 11.78% of the Company's    for each lease year,     at any time after
Saugus, MA                                     total cost to purchase     (i) 3% of annual gross   the fifth lease
Existing                                       the building; increases    sales minus (ii) the     year
restaurant                                     by 5.81% after the         minimum annual rent
                                               fifth lease year, 4.66%    for such lease year
                                               after the tenth lease
                                               year, and 2.83% after
                                               the fifteenth lease
                                               year

Jack in the Box          18 years; four        10.25% of Total Cost       for each lease year,     at any time after
Los Angeles, CA          five-year renewal     (1); increases by 8%       (i) 5% of annual gross   the seventh
Restaurant to be         options               after the fifth lease      sales minus (ii) the     lease year (2)
constructed                                    year and after every       minimum annual rent
                                               five years thereafter      for such lease year
                                               during the lease term

Ruby Tuesday's           20 years; two         11% of Total Cost (1);     for each lease year,     at any time after
Georgetown, KY           five-year renewal     increases by 10% after     (i) 6% of annual gross   the seventh
Restaurant to be         options               the fifth lease year       sales minus (ii) the     lease year
constructed                                    and after every five       minimum annual rent
                                               years thereafter during    for such lease year at
                                               the lease term             any time after the
                                                                          seventh lease year

FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

BORROWING

     Between October 4, 1997 and December 3, 1997, the Company obtained six advances totalling $1,760,940 under the Line of Credit. The proceeds of these advances were used to acquire Equipment for six restaurant properties, one in each of Rapid City, South Dakota; London, Kentucky; Guadalupe, Arizona; Sparta, Tennessee; Las Vegas, Nevada; and Kingston, Tennessee.

     In addition, on November 14, 1997, the Company used $19 million of uninvested net offering proceeds to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM OCTOBER 4, 1997
                            THROUGH DECEMBER 3, 1997
                For the Year Ended December 31, 1996 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from October 4, 1997 through December 3, 1997. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1996 through December 31, 1996. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                         Jack in the Box         Jack in the Box        On The Border        Ground Round
                                        Florissant, MO (6)        Folsom, CA (6)       San Antonio, TX      Allentown, PA (7)
                                        ------------------       ---------------       ---------------      -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  (5)                     (5)                    (5)                 $125,128

Asset Management Fees (2)                      (5)                     (5)                    (5)                   (7,322)

General and Administrative
  Expenses (3)                                 (5)                     (5)                    (5)                   (7,758)
                                                                                                                  --------

Estimated Cash Available from
  Operations                                   (5)                     (5)                    (5)                  110,048

Depreciation and Amortization
  Expense (4)                                  (5)                     (5)                    (5)                  (22,607)
                                                                                                                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               (5)                     (5)                    (5)                 $ 87,441
                                  See Footnotes                                                                   ========

                                      -19-


                                                Ground Round          Ground Round         Ground Round            Ground Round
                                              Colerain, OH (7)       Crystal, MN (7)      Dubuque, IA (7)       Gloucester, NJ(7)
                                             -----------------       ---------------      ---------------       -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                   $ 79,205                 $ 77,807             $145,830              $ 92,250

Asset Management Fees (2)                         (4,633)                  (4,552)              (8,533)               (5,397)

General and Administrative
  Expenses (3)                                    (4,911)                  (4,824)              (9,041)               (5,720)
                                                --------                 --------             --------              --------

Estimated Cash Available from
  Operations                                      69,661                   68,431              128,256                81,133

Depreciation and Amortization
  Expense (4)                                    (13,658)                  (4,824)             (20,701)              (13,511)
                                                --------                 --------             --------              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                $ 56,003                 $ 63,607             $107,555              $ 67,622
                                                ========                 ========             ========              ========



                                  See Footnotes

                                                 Ground Round          Ground Round       Ground Round      Ground Round
                                              Janesville, WI (7)    Kalamazoo, MI (7)     Parma, OH(7)     Reading, PA(7)
                                              ------------------    -----------------     ------------     --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                  $ 96,909               $ 96,909             $114,614          $147,554

Asset Management Fees (2)                        (5,670)                (5,670)              (6,706)           (8,634)

General and Administrative
  Expenses (3)                                   (6,008)                (6,008)              (7,106)           (9,148)
                                               --------               --------             --------          --------

Estimated Cash Available from
  Operations                                     85,231                 85,231              100,802           129,772

Depreciation and Amortization
  Expense (4)                                   (14,015)               (18,201)             (20,290)          (20,254)
                                               --------               --------             --------          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                               $ 71,216               $ 67,030             $ 80,512          $109,518
                                               ========               ========             ========          ========



                                  See Footnotes

                                                Ground Round       Ground Round       Ground Round              Wendy's
                                              Waterloo, IA (7)   Wauwatosa, WI (7)    Ewing, NJ (7)       Westlake Village, CA
                                              ----------------   -----------------    -------------       --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                   $106,227             $138,841            $102,500               (5)

Asset Management Fees (2)                         (6,215)              (8,124)             (5,997)              (5)

General and Administrative
  Expenses (3)                                    (6,586)              (8,608)             (6,355)              (5)
                                                --------             --------            --------

Estimated Cash Available from
  Operations                                      93,426              122,109              90,148               (5)

Depreciation and Amortization
  Expense (4)                                    (16,846)             (20,557)            (17,518)              (5)
                                                --------             --------            --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                $ 76,580             $101,552            $ 72,630               (5)
                                                ========             ========            ========


                                  See Footnotes

                                           Ground Round           Golden Corral
                                          Nanuet, NY (7)          Muskogee, OK       Total
                                          --------------          -------------      -----
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              $ 95,045                   (5)          $1,418,819

Asset Management Fees (2)                    (5,561)                  (5)             (83,014)

General and Administrative
  Expenses (3)                               (5,893)                  (5)             (87,966)
                                           --------                                ----------

Estimated Cash Available from
  Operations                                 83,591                   (5)           1,247,839

Depreciation and Amortization
  Expense (4)                               (15,455)                  (5)            (218,437)
                                           --------                                ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           $ 68,136                   (5)          $1,029,402
                                           ========                                ==========


-------------------------------

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                             Estimated Final Completion Date
         ---------                            -------------------------------
         Florissant Property                     March 16, 1998
         Folsom Property                         March 4, 1998
         San Antonio Property                    April 15, 1998
         Westlake Village Property               March 18, 1998
         Muskogee Property                       June 1, 1998

(6) The lessee of the Florissant and Folsom Properties is the same unaffiliated lessee.

(7) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.